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                                                                    EXHIBIT (11)

                      DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                          COMPUTATIONS OF PER SHARE EARNINGS
                         (In Millions, Except Per Share Data)

                                                              Three Months Ended                      Nine Months Ended
                                                   --------------------------------------   -------------------------------------
                                                     NOVEMBER 1, 1997    November 2, 1996    NOVEMBER 1, 1997    November 2, 1996
                                                   ------------------- ------------------- ------------------- ------------------
                                                   EARNINGS    SHARES   Earnings   Shares   EARNINGS   SHARES   Earnings   Shares
                                                   --------    ------   --------   ------   --------   ------   --------   ------
PRIMARY COMPUTATIONS
Earnings before extraordinary charge.............   $   179             $   116             $   446             $   259
Extraordinary charge, net of tax.................       (19)                 (9)                (51)                (10)
                                                    -------             -------             -------             -------
Net earnings.....................................   $   160             $   107             $   395             $   249
                                                    -------             -------             -------             -------
                                                    -------             -------             -------             -------
Less:  Dividend requirements on ESOP
  preferred shares, net of tax benefit on
  unallocated shares.............................        (5)                 (5)                (15)                (15)
                                                    -------             -------             -------             -------
Adjusted net earnings............................   $   155             $   102             $   380             $   234
                                                    -------             -------             -------             -------
                                                    -------             -------             -------             -------

Average common shares outstanding                               218.3               216.8               217.8               216.5
Average number of common share equivalents:
  Stock options..................................                 1.9                 1.2                 1.9                 1.1
  Performance shares.............................                 0.6                 0.8                 0.7                 0.8
                                                                -----               -----               -----               -----
Adjusted common equivalent shares
  outstanding-primary............................               220.8               218.8               220.4               218.4
                                                                -----               -----               -----               -----
                                                                -----               -----               -----               -----
Primary earnings per share before extraordinary
 charge..........................................   $  0.80             $  0.51             $  1.96             $  1.11
Extraordinary charge.............................     (0.09)              (0.04)              (0.23)              (0.04)
                                                    -------             -------             -------             -------
PRIMARY EARNINGS PER SHARE                          $  0.71             $  0.47             $  1.73             $  1.07
                                                    -------             -------             -------             -------
                                                    -------             -------             -------             -------

FULLY DILUTED COMPUTATIONS

Earnings before extraordinary charge.............   $   179             $   116             $   446             $   259
Extraordinary charge, net of tax.................       (19)                 (9)                (51)                (10)
                                                    -------             -------             -------             -------
Net earnings.....................................   $   160             $   107             $   395             $   249
                                                    -------             -------             -------             -------
                                                    -------             -------             -------             -------
Less:  Earnings impact of assumed ESOP
  preferred share conversion, net of tax benefit
  on unallocated shares..........................        (5)                 (3)                (10)                (10)
                                                    -------             -------             -------             -------
Adjusted net earnings............................   $   155             $   104             $   385             $   239
                                                    -------             -------             -------             -------
                                                    -------             -------             -------             -------

Average common and common equivalent
  shares-primary.................................               220.8               218.8               220.4               218.4
Additional common share equivalents attributable
  to applications of the treasury stock method...                 0.1                 0.2                 0.1                 0.3
Assumed conversion of ESOP preferred shares......                11.1                11.7                11.3                11.8
                                                                -----               -----               -----               -----
Adjusted common equivalent shares
  outstanding-fully diluted......................               232.0               230.7               231.8               230.5
                                                                -----               -----               -----               -----
                                                                -----               -----               -----               -----

Fully diluted earnings per share
  before extraordinary charge....................   $  0.76             $  0.49             $  1.88             $  1.08
Extraordinary charge.............................     (0.08)              (0.04)              (0.22)              (0.04)
                                                    -------             -------             -------             -------
FULLY DILUTED EARNINGS PER SHARE                    $  0.68             $  0.45             $  1.66             $  1.04
                                                    -------             -------             -------             -------
                                                    -------             -------             -------             -------
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
                                                            Twelve Months Ended
                                                    -------------------------------------
                                                     NOVEMBER 1, 1997    November 2, 1996
                                                    ------------------  -----------------
                                                    EARNINGS   SHARES   Earnings   Shares
                                                    --------   ------   --------   ------
PRIMARY COMPUTATIONS
Earnings before extraordinary charge.............   $   661             $   487
Extraordinary charge, net of tax.................       (52)                (10)
                                                    -------            --------
Net earnings.....................................   $   609             $   477
                                                    -------            --------
                                                    -------            --------
Less:  Dividend requirements on ESOP
  preferred shares, net of tax benefit on
  unallocated shares.............................       (20)                (20)
                                                    -------            --------
Adjusted net earnings............................   $   589             $   457
                                                    -------            --------
                                                    -------            --------

Average common shares outstanding                               217.3               216.1
Average number of common share equivalents:
  Stock options..................................                 1.8                 0.9
  Performance shares.............................                 0.7                 0.8
                                                                -----               -----
Adjusted common equivalent shares
  outstanding-primary............................               219.8               217.8
                                                                -----               -----
                                                                -----               -----
Primary earnings per share before
  extraordinary charge...........................   $  2.92             $  2.14
Extraordinary charge.............................     (0.24)              (0.04)
                                                    -------            --------
PRIMARY EARNINGS PER SHARE                          $  2.68             $  2.10
                                                    -------            --------
                                                    -------            --------

FULLY DILUTED COMPUTATIONS

Earnings before extraordinary charge.............   $   661             $   487
Extraordinary charge, net of tax.................       (52)                (10)
                                                    -------            --------
Net earnings.....................................   $   609             $   477
                                                    -------            --------
                                                    -------            --------
Less:  Earnings impact of assumed ESOP
  preferred share conversion, net of tax benefit
  on unallocated shares..........................       (13)                (14)
                                                    -------            --------
Adjusted net earnings............................   $   596             $   463
                                                    -------            --------
                                                    -------            --------

Average common and common equivalent
  shares-primary.................................               219.8               217.8
Additional common share equivalents attributable
  to applications of the treasury stock method...                 0.1                 0.2
Assumed conversion of ESOP preferred shares......                11.5                12.0
                                                                -----               -----
Adjusted common equivalent shares
  outstanding-fully diluted......................               231.4               230.0
                                                                -----               -----
                                                                -----               -----

Fully diluted earnings per share before
  extraordinary charge...........................   $  2.80             $  2.05
Extraordinary charge.............................     (0.23)              (0.04)
                                                    -------            --------
FULLY DILUTED EARNINGS PER SHARE                    $  2.57             $  2.01
                                                    -------            --------
                                                    -------            --------
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